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                                                                    Exhibit 10.1

                     CONSULTING AND NONCOMPETITION AGREEMENT



         This Agreement is made as of the 4th day of February, 2001 by and between The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the "Company"), and LEON D. STARR ("Starr").

                                   BACKGROUND

         The Company desires to retain Starr as a consultant and Starr desires to provide consulting services to the Company, and the Company desires to secure Starr's agreement not to engage in competition with the Company, all in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Services. The Company hereby engages Starr as a consultant and Starr hereby agrees to provide such consulting services for the Company when and as requested by the Board of Directors, the Chairman of the Board or another executive officer of the Company. Starr shall be entitled to render such consulting services by telephone, telecopy or other practical means. Through the term of this Agreement, Starr will devote his energy, skill and best efforts to the performance of his duties in a manner which will faithfully and diligently further the business interests of the Company. However, the Company acknowledges that Starr may provide consulting services to others, provided that Starr makes himself reasonably available to fulfill his obligations hereunder and does not violate the provisions of Section 7 of this Agreement.

                  2. Term. Starr shall perform consulting services hereunder for a term commencing February 4, 2001 and shall continue until the earlier of (a) termination by either party on written notice to the other, or
         (b) Starr's death.

                  3. Payment for Services. As full and complete compensation for any and all consulting services that Starr renders to the Company, the Company shall pay Starr $65,000.00 per year, payable in equal monthly installments on the first day of each month,


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         which payments shall commence on February 4, 2001 and continue to and until the termination of the consulting services to be provided by Starr under this Agreement, provided, however, that if Starr shall be in breach of his obligations under Section 7 of this Agreement, such payments shall immediately cease. Thereafter, so long as Starr is not in breach of his obligations under Section 7 and in consideration of Starr's agreement contained in Section 7(a), the Company will pay Starr $65,000 per year, payable in equal monthly installments on the first day of each month, commencing on termination of Starr's consulting services and continuing for 37 months. Such payments shall be made to Starr or, in the event of his death, to his estate.

                  4. Business Expenses. Starr will be entitled to be reimbursed for reasonable out-of-pocket business expenses he incurs while performing services on behalf of the Company pursuant to this Agreement, provided that such business expenses have been authorized in advance by the Chairman of the Board. The Company will not provide any fringe benefits of any type to Starr.

                  5. Independent Contractor. The parties acknowledge that it is their intention that Starr is and shall be an independent contractor and not an employee of the Company. Starr agrees that he will not represent himself to be an employee of the Company or an authorized agent of the Company.

                  6. Company Property. All advertising, sales, manufacturer's and other materials or articles of information, including without limitation data processing reports, customer sales analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to Starr by the Company or developed by Starr on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with Starr's services hereunder, are and shall remain the sole and confidential property of the Company; if the Company requests the return of such materials at any time during or at or after the termination of this Agreement, Starr shall immediately deliver the same to Company.

                  7. Non-Competition, Trade Secrets, Etc.

                  a) Starr agrees that, at any time during or within three years after the end of Starr's performance of consulting services under this Agreement, Starr shall not, directly or indirectly, (i) solicit, induce, encourage or attempt to influence any client, customer,

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         employee, consultant, independent contractor, salesman or supplier of the Company to cease to do business or terminate his or her employment with the Company or (ii) engage in (as a principal, agent, consultant, partner, director, officer, employee, stockholder, investor, owner, independent contractor or otherwise), alone or in association with any person or entity, or be financially interested in or otherwise be connected with, any business operating within 50 miles of any of the department stores currently operated by the Company (the "Department Stores"), the primary business of which would be in competition with the business of any of such Department Stores. However, nothing contained in this Section 7(a) shall prevent Starr from holding for investment no more than 5% of any class of equity securities of a company whose securities are publicly traded.

                  b) Starr shall not, at any time during or following the term of this Agreement, use for his personal benefit, or disclose, communicate or divulge to or use for the direct or indirect benefit of any person, firm, association or company, any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets or other confidential knowledge or processes of or developed by the Company or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of the Company. The confidentiality obligations of this Section 7(b) shall not apply to information: (i) which Starr is compelled to disclose by judicial or administrative process, or other mandatory requirements of law; (ii) which can be shown to have been generally available to the public other than as a result of a breach of this Section; or (iii) which can be shown to have been provided to Starr by a third party who obtained such information other than as a result of breaching an obligation of confidentiality.

                  c) Starr acknowledges and agrees that (i) the covenants set forth herein are reasonable and necessary in order to protect the legitimate interests of the Company; (ii) the Company will not have any adequate remedy at law if Starr violates the terms hereof or fails to perform any of his obligations hereunder; and (iii) the Company shall have the right, in addition to any other rights it may have, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of or otherwise to specifically enforce any such covenant or any other obligations of Starr under


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         this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

                  d) If the period of time or territory of any restriction set forth in Section 7(a) or 7(b) should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the territory shall be reduced by the elimination of such unreasonable portion thereof or both so that such restrictions may be enforceable for such time and in the manner adjudged to be reasonable.

                  8. Miscellaneous.

                  a) Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                  b) This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                  c) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or two days after deposit in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                  (i)      If to the Company:
                           The Bon-Ton Department Stores, Inc.
                           2801 East Market Street
                           York, Pennsylvania  17402
                           Attention:  Chairman of the Board

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                  (ii)     If to Starr:

                           Mr. Leon D. Starr
                           705 Walton Avenue
                           Mamaroneck, NY   10543

                  Either party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

                  d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party hereto.

                  e) This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of date first above written.

                                             THE BON-TON DEPARTMENT STORES, INC.

                                             By:       /s/ Tim Grumbacher
                                                --------------------------------
                                                           Tim Grumbacher
                                                           Chairman of the Board



                                                       /s/ Leon D. Starr
                                                --------------------------------



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